UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC	430023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65694977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2017, Wuhan Kingold Jewelry Company Limited (“Wuhan Kingold”), the controlled subsidiary of Kingold Jewelry, Inc. (the “Company”), entered into a Trust Loan Agreement in the amount of RMB 1 billion (equivalent to approximately US$ 151 million) with Zheshang Jinhui Trust Co., Ltd. (“Jinhui”). The trust loan (the “Trust Loan”) was approved by the Company’s board on December 1, 2017. The stated purpose of the Trust Loan is purchasing standard gold raw material with the fineness of 999.9. The Trust Loan may be issued by tranches. The amount of each tranche is limited by the raising amount of the corresponding trust plan. Each tranche of the Trust Loan has a 24-month term, starting from the issuance date of each tranche. In the first year, the general annual interest rate is 7.7%, and the fixed annual interest rate is 1.5%. In the second year, the general annual interest rate is 8.6% and the fixed annual interest rate is 0.6%.

Wuhan Kingold’s obligations, responsibilities, representations and warranties, and commitments under the Agreement are secured by (1) Mr. Zhihong Jia, our CEO and Chairman, pursuant to a guarantee agreement signed by Mr. Zhihong Jia and Jinhui; and (2) Wuhan Kingold’s pledged 2,540 kg Au99.99 gold, pursuant to a pledge agreement signed by Wuhan Kingold and Jinhui. The repayment of the Trust Loan may be accelerated under certain conditions, including upon a default of principal or interest payment when due, breach of representations or warranties, certain cross-defaults, upon the occurrence of certain material events affecting the financial viability of Wuhan Kingold, and other customary conditions.

An English translation of the Trust Loan Agreement is filed as Exhibit 10.1 hereto. The foregoing summary of the Trust Loan Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Trust Loan Agreement (English translation), between Wuhan Kingold Jewelry Company Limited and Zheshang Jinhui Trust Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Zhihong Jia
Name: Zhihong Jia Title: Chief Executive Officer

Date: December 15, 2017